Exhibit 5.1

ELVINGER, HOSS & PRUSSEN

AVOCATS A LA COUR

Tenaris S.A

46a, avenue John F Kennedy, 2nd Floor

L-1855 Luxembourg

Luxembourg, 18 January 2011

Re :	Tenaris SA – Registration Statement Form F-3 (debt securities, debt warrants, ordinary shares and American Depositary Shares)

Ladies and Gentlemen,

1. We have acted as Luxembourg legal advisors to Tenaris S.A., a société anonyme incorporated under the laws of the Grand-Duchy of Luxembourg with registered office at 46A, Avenue John F. Kennedy, L-1855 Luxembourg and registered with the Luxembourg Registre du Commerce et des Sociétés (the “RCS”) under number B85.2034 (the “Company”) as to Luxembourg Law in connection with the filing of the Registration Statement with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933 (the “U.S. Securities Act”) relating to the offering from time to time, of debt securities (the “Debt Securities”), warrants to purchase Debt Securities (the “Debt Warrants”), ordinary shares (“Ordinary Shares”) and American Depositary Shares representing Ordinary Shares (“ADSs”) in one or more offerings, and have been asked by the Company to provide for the present opinion.

2. For the purposes of this opinion, we have examined the following documents:

2.1 an emailed copy of the Form F-3 Registration Statement filed with the SEC on 18 January 2011 as part of a “shelf” registration process for the unspecified aggregate initial offering price or number of Debt Securities, Debt Warrants, Ordinary Shares and ADSs (together the “Securities”) of the Company, containing a prospectus relating to the Securities (the “Registration Statement”);

2.2 the form of the Indenture included in Exhibit 4.1 to the Registration Statement (the “Indenture”);

2.3 a copy of the consolidated articles of association of the Company as at 6th June 2007 (the “Articles”);

2.4 emailed scanned executed copies of the minutes of meetings of the board of directors of the Company held on 8th September 2006 and 4th August 2010 approving inter alia the filing of the Registration Statement (the “Minutes”);

2.5 an electronic certificat de non-inscription d’une décision judiciaire (certificate as to the non-inscription of a court decision) issued by the RCS dated 17th January 2011 (the “Certificate”) certifying that as of 16th January 2011 no court decision as to inter alia the faillite, concordat préventif de faillite, gestion contrôlée, sursis de paiement, liquidation judiciaire, liquidation volontaire or foreign court decision as to faillite, concordat or other analogous procedures according to the Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings (“Regulation 1346/2000”) is filed with the RCS in respect of the Company;

2.6 an excerpt from the Luxembourg RCS dated 17th January 2011 (the “Excerpt”);

2.7 the documents available at the RCS at the time of our electronic company search on 17th January 2011 at 15.15CET.

3. Capitalized defined terms used herein shall have the meaning given thereto herein. All documents referred to above under 2.1 to 2.7 are referred to as the “Documents”.

4. For this opinion, we have relied on the accuracy and completeness of the Articles and that they correctly reflect the issued share capital and Ordinary Shares in issue of the Company. We have assumed that all copies of documents that we have reviewed conform to the originals, that all originals are genuine and complete and that each signature is the genuine signature of the individual concerned. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each Document we have reviewed, (ii) that the Debt Securities will conform to the form thereof that we have reviewed and (iii) that the Debt Securities will be duly authenticated in accordance with the terms of the Indenture.

5. The present opinion is confined to matters of Luxembourg law. Accordingly, we express no opinion with regard to any system of law other than the laws of the Grand-Duchy of Luxembourg as they stand as of the date hereof and as such laws as of the date hereof have been interpreted in prevailing published case law of the courts of Luxembourg. This opinion speaks as of its date and no obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion letter in any respect.

6. On the basis of the above assumptions and subject to the qualifications set out below, having considered the Documents listed above and having regard to all applicable Luxembourg Law, we are of the opinion that:

6.1 The Company has been duly incorporated and is validly existing as a société anonyme under the laws of the Grand-Duchy of Luxembourg and its Articles. The Company possesses the capacity to sue and be sued in its own name.

6.2 The existing Ordinary Shares are validly issued and fully paid.

6.3 As a matter of principle the Company has the necessary corporate power and authority to issue and deliver the Debt Securities. If and when the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate Luxembourg Law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Board of Directors of the Company has approved the terms and resolved the issue of Debt Securities, the Company shall have taken all necessary corporate action, and no other corporate action is required to be taken, to authorise the issuance and delivery of the Debt Securities (provided that the Debt Securities are not convertible or exchangeable for Ordinary Shares, other shares or other equity securities of the Company).

6.4 As a matter of principle the Company has the necessary corporate power and authority to issue and deliver the Debt Warrants. If and when the terms of the Debt Warrants and of their issuance and sale have been duly established so as not to violate Luxembourg Law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Board of Directors of the Company has approved the terms and resolved the issue and delivery of the Debt Warrants (and the underlying Debt Securities), the Company shall have taken all necessary corporate action, and no other corporate action is required to be taken, to authorise the issuance and delivery of the Debt Warrants.

6.5 We express no opinion on the legality, validity or enforceability of the Debt Securities or the Debt Warrants under any laws to which they may be made or become subject to.

7. This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors. Insofar as the foregoing opinions relate to the valid existence of the Company, they are based solely on the Articles and on our above described search at the Luxembourg RCS. However such a search is not capable of conclusively revealing whether or not any bankruptcy (faillite), compulsory liquidation (liquidation judiciaire), re-organisation, reconstruction reprieve from payment (sursis de paiement), controlled management (gestion contrôlée) or composition with creditors (concordat) proceedings or voluntary dissolution and liquidation proceedings have been initiated and the relevant corporate documents (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) may not be held at the Luxembourg RCS immediately and there may be a delay in the relevant notice appearing on such files.

8. This opinion speaks as of its date and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matters. In this opinion Luxembourg legal concepts are translated into English terms and not in their original

French terms used in Luxembourg laws. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

9. This opinion is governed by Luxembourg Law and the Luxembourg courts shall have exclusive jurisdiction thereon.

10. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and the related base prospectus under the heading “Validity of the Securities”, as Luxembourg counsel for the Company. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the U.S. Securities Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Yours faithfully,

ELVINGER, HOSS & PRUSSEN

BY:	/S/ TOINON HOSS
Toinon Hoss

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